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     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities
     Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):
     October 24, 1997

     PERSONNEL MANAGEMENT, INC.
     (Exact Name of Registrant as Specified in its Charter)

     INDIANA
     (State or Other Jurisdiction of Incorporation)

     0-23144        35-1671569 (I.R.S. Employer
     (Commission File No.)         Identification No.)

     1499 Windhorst Way, Suite 100, Greenwood, Indiana
     (Address of Principal Executive Offices)

     46143
     (Zip Code)

     (317) 888-4400
     (Registrant's Telephone Number, Including Area Code)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On October 17, 1997, the audit committee of the Board of Directors of Personnel Management, Inc. dismissed Price
Waterhouse LLP as its independent accountants, effective October
17, 1997. New independent accountants will be named to perform the audit for the year ended October 31, 1997.

The reports of Price Waterhouse LLP on the company's financial statements for the fiscal years ended October 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the company's financial statements for each of the two fiscal years ended October 31, 1995 and 1996 and in the subsequent interim period, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make reference to the subject matter of the disagreements in their report.


On December 22, 1995, Price Waterhouse LLP sent a letter to the Board of Directors of the company notifying them of certain matters involving the internal control structure and its operation that they considered to be material weaknesses under standards established by the American Institute of Certified Public Accountants. The letter stated that the company's compliance with its system of recording transactions and its method of account reconciliations was inadequate, which resulted in significant year-end adjustments to its recorded amounts and the restatement of previously reported quarterly results. The company took immediate action to correct the material weaknesses identified by Price Waterhouse LLP. These actions included the implementation of the recommendations to management by Price Waterhouse LLP, the hiring of a new Chief Financial Officer, the upgrading and addition of personnel in the accounting department, the centralization of the accounting function at the company's corporate headquarters, the implementation of new internal control procedures and the implementation of measures to assure
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the compliance with existing internal control procedures.
Prior to the company filing its Form 10-Q for the nine months ended July 31, 1997, the company and Price Waterhouse LLP became aware of a significant increase in reserves for workers' compensation claims as reported by the company's third party administrator (TPA) for the month of July 1997. Price Waterhouse LLP advised the company that this information led it to believe that the increase in claims could materially impact the financial statements to be issued for the fiscal year subsequent to the most recent audited financial statements. The company's third quarter Form 10-Q did not reflect any adjustments to workers' compensation liabilities for this matter. The company began an investigation as to the nature and validity of this increase in the TPA-reported reserves for workers' compensation claims.
Price Waterhouse LLP was dismissed as independent accountants for the company prior to the fiscal year-end 1997 audit and was not able to determine what adjustment, if any, would be required to the company's fiscal 1997 financial statements.

The company has completed the investigation referred to above. Consistent with management's belief at the time the company filed its third quarter Form 10-Q, the company concluded from its investigation that the workers' compensation liabilities as of July 31, 1997, as reported in its Form 10-Q, were adequate.

There were no other reportable events with Price Waterhouse LLP to report as defined in Reg. S-K Item 304(a)(1)(v).

The company has requested Price Waterhouse LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter will be filed with the Securities and Exchange Commission upon its receipt.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:    October 24, 1997.

PERSONNEL MANAGEMENT, INC.

By:     /s/ Robert R. Millard

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          Robert R. Millard, Vice President of Finance and
          Administration (Principal Financial Officer and
          Authorized Signatory)